Exhibit 99.1

DUN & BRADSTREET ANNOUNCES CLOSING OF INCREMENTAL TERM LOANS

Jacksonville, FL – January 18, 2022: Dun & Bradstreet Holdings, Inc. (NYSE: DNB), a leading global provider of business decisioning data and analytics, announced today that its indirect wholly owned subsidiary, The Dun & Bradstreet Corporation (the “Borrower”), has completed the issuance of Incremental Term Loans in an aggregate amount of $460.0 million (the “Incremental Term Loans”) that were incurred pursuant to the Borrower’s exercise of its option to request incremental term loans under its senior secured credit facilities. The Incremental Term Loans are guaranteed on a senior secured basis by each of the Borrower’s subsidiaries that guarantees indebtedness under the Borrower’s senior secured credit facilities.

The Borrower used the net proceeds from the Incremental Term Loans to (i) fund the previously announced redemption of all of its outstanding 6.875% senior first lien notes due 2026 and (ii) pay related fees, costs, premiums and expenses. The Incremental Term Loans will bear interest at a rate equal to SOFR plus 3.25% and will mature on January 18, 2029. Except as otherwise provided in the documentation for the amended senior secured credit facilities, all other terms applicable to the Incremental Term Loans are the same as the existing term loans that were in effect prior to the issuance of such Incremental Term Loans.

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Dun & Bradstreet management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Dun & Bradstreet undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the coronavirus (“COVID-19”) global pandemic), including the global economic uncertainty and measures taken in response; the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; our ability to implement and execute our strategic plans to transform the business; our ability to develop or sell solutions in a timely manner or maintain client relationships; competition for our solutions; harm to our brand and reputation; unfavorable global economic conditions; risks associated with operating and expanding internationally; failure to prevent cybersecurity incidents or the perception that confidential information is not secure; failure in the integrity of our data or systems; system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; loss of access to data sources or the ability to transfer data across the data sources in the markets in which we operate; failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; loss or diminution of one or more of our key clients, business partners or government contracts; dependence on strategic alliances, joint ventures and acquisitions to grow our business; our ability to protect our intellectual property adequately or cost-effectively; claims for intellectual property infringement; interruptions, delays or outages to subscription or payment processing platforms; risks related to acquiring and integrating businesses and divestitures of existing businesses; our ability to retain members of the senior leadership team and attract and retain skilled employees; compliance with governmental laws and regulations; risks related to the voting letter agreement entered into in connection with the initial public offering and registration and other rights held by certain of our largest shareholders; and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

For more information, contact:

Investor Contact:
Debra McCann
973-921-6008
IR@dnb.com

Media Contact:
Lisette Kwong
973-921-6263
KwongL@dnb.com